EXHIBIT 99.1

Indoor Harvest Corp Selected by Alamo CBD to Design-Build Pharmaceutical Production Facility in Texas

Houston, Texas, June 30, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. The company provides production platforms, mechanical systems and complete custom designed build outs for both greenhouse and building integrated agriculture grows. The Company is pleased to announce it has received a letter of intent from Alamo CBD to design and build its state-of-the-art pharmaceutical CBD production facility in Texas.

The expected facility, at 17,500 square feet, would be designed from the ground up utilizing our high pressure aeroponic platform. The facility is planned to be constructed in Wilson County, Texas and would produce pharmaceutical grade Cannabidiol under the Texas Compassionate Use Act.

"Not only are we excited to work with the team at Alamo CBD to design and build their facility, together we also successfully lobbied the State to amend a section in the Texas Compassionate Use Act that would have made advanced technologies such as aeroponics a non approved cultivation method in the State. We argued that methods such as aeroponics are superior in many ways to traditional organic growing and in fact will yield high quality pharmaceutical products, even though not considered organic according to the UDSA's standards. Under the final Act as adopted, our growing methods would be allowed in Texas", stated Chad Sykes, CEO and founder of Indoor Harvest.

Dr. Lang Coleman, CEO of Alamo CBD, said "We are very pleased to be working with the professionals at Indoor Harvest. We were introduced to Indoor Harvest by the Texas Cannabis Industry Association and we can't thank the TCIA enough for that introduction. Our team met with John (Zimmerman) and Chad (Sykes) and simply felt that their knowledge of crop production systems and building design is exactly what we need to move forward with our facility."

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest

Twitter: http://www.twitter.com/indoorharvest

Youtube: http://www.youtube.com/indoorharvest

ABOUT ALAMO CBD

Alamo CBD, LLC is dedicated to producing high quality CBD products in service to the patients of South Texas. The company is based in the San Antonio metropolitan area and was founded by a highly qualified team consisting of a pharmacist, a neuropsychologist, a microbiologist, a horticulturalist, and a dietitian; we are very proud of the expertise of our company. For more information, please visit http://www.alamocbd.com.

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ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CEO, Mr. Chad Sykes

713-410-7903

ccsykes@indoorharvest.com

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